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                                                                    EXHIBIT 23.1
                                                                    ------------

                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 12, 1999, except for the information in Note 22, for which the date is June 18, 1999, relating to the financial statements which appears on page F-2 of Allscripts, Inc.'s Registration Statement on Form S-1 (File No. 333-78431). We also consent to the incorporation by reference of our report dated May 12, 1999 relating to the financial statement schedule which appears on page FS-1 of such Registration Statement.



/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Chicago, Illinois
October 28, 1999